Exhibit 99.1

Jim Koons Organization

Combined and Consolidated Financial Statements

September 30, 2023

Jim Koons Organization

Table of Contents

September 30, 2023

Independent Auditors’ Report

To Mr. James E. Koons

Jim Koons Organization

Opinion

We have audited the combined and consolidated financial statements of the Jim Koons Organization (the Company), which comprise the combined and consolidated balance sheet as of September 30, 2023, and the related combined and consolidated statements of income, changes in equity and cash flows for the period from January 1, 2023 through September 30, 2023, and the related notes to the combined and consolidated financial statements.

In our opinion, the accompanying combined and consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023, and the results of its operations and its cash flows for the period from January 1, 2023 through September 30, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined and Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Related Party Transactions

As discussed in Note 11 to the combined and consolidated financial statements, the Company has engaged in significant transactions with related parties. Had such transactions been consummated with third parties, such transactions may have resulted in a materially different impact on the combined and consolidated financial statements. Our opinion is not modified with respect to this matter.

Subsequent Event

As discussed in Note 2 to the combined and consolidated financial statements, on September 7, 2023, the Company entered into a purchase and sale agreement to sell substantially all of its assets to an unrelated third party for an aggregate purchase price of approximately $1,500,000,000. The transaction was completed on December 11, 2023. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Combined and Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the combined and consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined and consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Combined and Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined and consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined and consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the combined and consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined and consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined and consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

/s/ Baker Tilly US, LLP

Tysons, Virginia

February 22, 2024

Jim Koons Organization

Combined and Consolidated Balance Sheet

September 30, 2023

Assets
Current Assets
Cash and cash equivalents	$45,420,447
Contracts-in-transit	18,668,400
Accounts receivable, net	27,942,802
Inventories	235,611,986
Other current assets	25,982,145
Total current assets	353,625,780
Other Assets
Property and equipment, net	257,280,133
Franchise rights	20,931,000
Goodwill	15,828,352
Lease right-of-use assets, operating	10,552,198
Total other assets	304,591,683
Total assets	$658,217,463

See notes to combined and consolidated financial statements

Jim Koons Organization

Combined and Consolidated Balance Sheet

September 30, 2023

Liabilities and Equity
Current Liabilities
Floor plan notes payable, trade, net	$84,105,502
Floor plan notes payable, non-trade	4,964,962
Accounts payable and accrued liabilities	87,183,288
Revolving lines of credit, related party	50,950,000
Notes payable, owner	91,900,000
Lease liabilities, operating, current	2,072,209
Total current liabilities	321,175,961
Long-Term Liabilities
Mortgage notes payable, related party	64,824,618
Construction notes payable, related party	16,800,000
Other long-term liabilities	10,342,499
Lease liabilities, operating, noncurrent	9,061,193
Total long-term liabilities	101,028,310
Total liabilities	422,204,271
Commitments and Contingencies (Note 14)
Equity
Common stock	17,410,215
Additional paid-in capital	249,036,708
Partnership capital	93,107,290
Retained deficit	(123,541,021)
Total equity	236,013,192
Total liabilities and equity	$658,217,463

See notes to combined and consolidated financial statements

Jim Koons Organization

Combined and Consolidated Statement of Income

Period From January 1, 2023 Through September 30, 2023

Revenue
New vehicle	$1,105,694,061
Used vehicle	913,768,763
Parts and service	244,770,150
Finance and insurance, net	94,275,045
Total revenue	2,358,508,019
Cost of Sales
New vehicle	993,555,489
Used vehicle	871,455,562
Parts and service	129,258,507
Total cost of sales	1,994,269,558
Gross profit	364,238,461
Operating Expenses
Selling, general and administrative	225,085,368
Depreciation and amortization	5,532,171
Total operating expenses	230,617,539
Income from operations	133,620,922
Other Expenses
Floor plan interest expense	6,880,889
Interest expense, related party	3,217,538
Total other expenses	10,098,427
Net income	$123,522,495

See notes to combined and consolidated financial statements

Jim Koons Organization

Combined and Consolidated Statement of Changes in Equity

Period From January 1, 2023 Through September 30, 2023

		Additional
	Common	Paid-in	Retained	Partnership	Total
	Stock	Capital	Deficit	Capital	Equity
Balance, January 1, 2023	$17,410,215	$249,036,708	$(127,553,756)	$92,838,297	$231,731,464
Net income	-	-	113,878,880	9,643,615	123,522,495
Distributions	-	-	(109,866,145)	(9,374,622)	(119,240,767)
Balance, September 30, 2023	$17,410,215	$249,036,708	$(123,541,021)	$93,107,290	$236,013,192

See notes to combined and consolidated financial statements

Jim Koons Organization

Combined and Consolidated Statement of Cash Flows

Period From January 1, 2023 Through September 30, 2023

Cash Flows From Operating Activities
Net income	$123,522,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,532,171
Increase in LIFO reserve	4,362,160
Changes in operating assets and liabilities:
Contracts-in-transit	12,534,046
Accounts receivable	2,124,109
Inventories	(72,110,816)
Other current assets	(17,678,108)
Floor plan notes payable, trade, net	42,546,575
Accounts payable and accrued liabilities	3,583,609
Net change in right-of-use assets and lease liabilities, operating	581,204
Net cash provided by operating activities	104,997,445

Cash Flows From Investing Activities
Purchases of property and equipment	(8,776,820)

Cash Flows From Financing Activities
Borrowings on floor plan notes payable, non-trade	20,052,076
Repayments on floor plan notes payable, non-trade	(17,963,998)
Net proceeds from notes payable, owner	26,000,000
Payments on revolving lines of credit, related party	(1,150,000)
Proceeds from construction notes payable, related party	2,000,000
Distributions	(119,240,767)
Net cash used in financing activities	(90,302,689)
Net change in cash and cash equivalents	5,917,936
Cash and Cash Equivalents, Beginning	39,502,511
Cash and Cash Equivalents, Ending	$45,420,447
Supplemental Cash Flow Information
Cash paid for interest	$12,602,645

See notes to combined and consolidated financial statements

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

1.	Organization and Principles of Combination and Consolidation

The combined and consolidated financial statements include the accounts of the following corporations, partnerships and limited liability companies (collectively referred to as the Company). The entities included herein are related in their operations and either 100% owned, majority-owned or controlled by Mr. James E. Koons (Mr. Koons).

Automobile Dealerships and Collision Center:

•	Koons Ford, Inc. d/b/a Koons Falls Church Ford
•	Koons of Tysons Corner, Inc. d/b/a Koons Tysons Chevrolet Buick GMC and Koons Tysons Chrysler Dodge Jeep Ram
•	Koons Ford of Baltimore, Inc. d/b/a Koons Baltimore Ford
•	Koons of Westminster, Inc. d/b/a Koons Westminster Toyota
•	Herndon Motor Co., Inc. d/b/a Koons Sterling Ford
•	Koons of Annapolis, Inc. d/b/a Koons Annapolis Toyota
•	Koons of Owings Mills, Inc. d/b/a Koons Volvo Cars White Marsh
•	Koons Chevrolet, Inc. d/b/a Koons White Marsh Chevrolet
•	Koons of Easton, Inc. d/b/a Koons Easton Toyota
•	Koons of Wilmington, Inc. d/b/a Koons Lexus of Wilmington
•	Koons of Catonsville, Inc. d/b/a Koons Mercedes-Benz of Catonsville
•	Koons of Woodbridge, Inc. d/b/a Koons Kia and Koons Hyundai
•	Koons of Clarksville, Inc. d/b/a Koons Clarksville Chevrolet Buick GMC
•	Kline Tysons Imports, Inc. d/b/a Koons Tysons Toyota
•	Kline Imports Arlington, Inc. d/b/a Koons Arlington Toyota
•	Koons of Reisterstown Road, Inc. d/b/a Koons Kia of Owings Mills
•	Koons Woodbridge Ford, Inc. d/b/a Koons Woodbridge Ford
•	Koons Buick GMC Woodbridge, Inc. d/b/a Koons Woodbridge Buick GMC
•	Kline Collision and Repair Center, Inc. d/b/a Koons Collision Repair Center

Service Company:

•	Jim Koons Management Company, Inc. and its wholly owned subsidiary:

-	Crown Aviation, Inc.

Real Estate Partnerships:

•	Koons Real Properties, LLC and its wholly owned subsidiaries:

-	Koons of Annapolis, LLC
-	Koons Easton Properties, LLC
-	Koons Alexandria Properties, LLC
-	Koons Falls Church Properties, LLC
-	Koons Hillwood Woodbridge Properties, LLC
-	Koons Rolling Road Properties, LLC
-	Koons Baltimore Properties, LLC
-	9610 Reisterstown Road, LLC
-	Koons Westminster Properties, LLC
-	Koons Noblewood Properties, LLC

•	Koons Plaza Development Co
•	Koons Legacy Properties, LLC and its wholly owned subsidiaries:

-	Koons Nottingham Properties, LLC
-	Koons Opitz Properties, LLC
-	Route 1 Properties, LLC

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

•	Crown Real Properties, LC and its wholly owned subsidiaries:
-	Koons Wilmington Properties, LLC
-	Koons Catonsville Properties, LLC
-	Koons Tysons Properties, LLC
-	Crown Tysons Properties, LLC
-	Crown Tyco Road, LLC
-	Koons Clarksville Properties, LLC

All significant inter-entity accounts and transactions have been eliminated in combination and consolidation.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying combined and consolidated financial statements have been prepared on the method of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the period presented. Actual results could differ materially from these estimates. Estimates and assumptions are reviewed quarterly, and the effects of any revisions are reflected in the combined and consolidated financial statements in the period they are determined to be necessary. Estimates made in the accompanying combined and consolidated financial statements include, but are not limited to, those relating to certain reserves maintained for chargebacks on estimated cancellations of service contracts; guaranteed asset protection (GAP) and insurance contracts; and finance fees from customer financing contracts, calculation of various expenses, accruals and reserves, net realizable value for used vehicles, discretionary employee bonuses and certain assumptions related to the goodwill and dealership franchise rights intangible assets.

Cash and Cash Equivalents

The term cash and cash equivalents, as used in the accompanying combined and consolidated financial statements, includes currency on hand and demand deposits with financial institutions.

The Company maintains its cash in accounts which, at times, may exceed the federally insured limits. Interest and noninterest bearing accounts held in an insured institution are aggregated and guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. Additionally, cash maintained in the manufacturer-related cash management accounts discussed in Note 9 and Note 11 is not guaranteed by the FDIC. The Company has not experienced any losses in such accounts and believes that no significant concentration of credit risk exists with respect to cash and cash equivalents.

Contracts-In-Transit

Contracts-in-transit represent receivables from third-party finance companies for the portion of new and used vehicle purchase price financed by customers through sources arranged by the Company.

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

Inventories

New vehicle and part inventories for all dealerships, except as described below, were identified using the last-in, first-out (LIFO) method. New vehicle inventory of Koons of Easton, Inc., Koons of Wilmington, Inc., Koons of Woodbridge, Inc., Koons of Catonsville, Inc., Koons of Clarksville, Inc., Koons of Reisterstown Road, Inc., Koons Woodbridge Ford, Inc. and Koons Buick GMC Woodbridge, Inc. were identified using specific identification. Parts inventory of Kline Tysons Imports, Inc., Kline Imports Arlington, Inc., Koons of Easton, Inc., Koons of Wilmington, Inc., Koons of Woodbridge, Inc., Koons of Catonsville, Inc., Koons of Clarksville, Inc., Koons of Reisterstown Road, Inc., Koons Woodbridge Ford, Inc. and Koons Buick GMC Woodbridge, Inc. were identified using average cost.

Used vehicle inventory was identified using the specific identification method. Used vehicle inventory, new vehicle inventory and parts inventory, not identified using the LIFO method, is valued at the lower of cost or net realizable value.

The Company maintains a reserve, if necessary, for applicable inventory where cost basis exceeds net realizable value. In assessing lower of cost and net realizable value, the Company considers (i) the aging of the Company’s vehicles, (ii) historical sales experience of vehicles, and (iii) current market conditions and trends.

The Company also reviews and considers the following metrics related to vehicle sales (both on a recent and longer-term historical basis): (i) days of supply in the Company’s vehicle inventory, (ii) vehicle units sold at less than original cost as a percentage of total vehicles sold, and (iii) average vehicle selling price of vehicle units sold at less than original cost. The Company then determines the appropriate level of reserve required to reduce the Company’s inventory to the lower of cost and net realizable value, and records the resulting adjustment in the period in which the Company determines a loss has occurred. The level of reserve determined to be appropriate for each reporting period is considered to be a permanent inventory write-down, and therefore is only released upon the sale of the related inventory. As of September 30, 2023, there are no material reserves for inventory where cost basis exceed net realizable value.

The Company receives assistance from certain automobile manufacturers in the form of holdback, advertising and/or floor plan interest credits. Manufacturer advertising credits that are reimbursements of costs associated with specific advertising programs are recognized as a reduction of advertising expense in the period they are earned. Certain floor plan interest credits are reflected as a reduction in floor plan interest expense in the accompanying combined and consolidated statement of income. All other manufacturer holdback, advertising and floor plan interest credits are accounted for as purchase discounts, and are recorded as a reduction of inventory and recognized as a reduction to new vehicle cost of sales in the accompanying combined and consolidated statement of income in the period the related vehicle is sold. During the period from January 1, 2023 through September 30, 2023, the Company received total floor plan assistance credits of approximately $13,475,000, of which approximately $10,971,000 and $2,504,000 are recorded in new vehicle cost of sales and floor plan interest expense, respectively.

Other Current Assets

As further described in Note 4, other current assets primarily consisted of prepaid expenses and loaner vehicles as of September 30, 2023. Loaner vehicles are used by the service department for a short period of time (less than 12 months) before being transferred from other current assets to inventory as the Company seeks to sell them.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Building improvements are capitalized and amortized over the lesser of the remaining lease term or the useful life of the related asset. The ranges of estimated useful lives are as follows (in years):

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

Years
Buildings and improvements	7-40
Parts and service equipment	3-10
Office furniture and equipment	3-10
Company vehicles and other transportation equipment	3-20

Expenditures for major additions or improvements, which extend the useful lives of assets, are capitalized. Minor replacements, maintenance and repairs, which do not improve or extend the lives of such assets, are expensed as incurred.

When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is credited or charged to income from operations. Long-lived assets held and used by the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable. The Company considers several factors when evaluating whether there are indications of potential impairment related to long-lived assets, including store profitability, macroeconomic factors and the impact of the Company’s strategic management decisions. If recoverability testing is performed, the Company evaluates assets to be held and used by comparing the carrying amount of an asset to future net undiscounted cash flows associated with the asset, including its disposition. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no such events or circumstances identified by the Company during the period from January 1, 2023 through September 30, 2023.

Intangible Assets

Franchise Rights

The Company enters into agreements (Franchise Agreements) with automobile manufacturers. Franchise rights represents a right received under Franchise Agreements with manufacturers and is identified on an individual store basis.

•	The Company evaluated the useful lives of Franchise Agreements based on the following factors:

•	Certain of the Company’s Franchise Agreements continue indefinitely by their terms;

•	Certain of the Company’s Franchise Agreements have limited terms, but are routinely renewed without substantial cost;

•	The Company is not aware of manufacturers terminating Franchise Agreements against the wishes of the owners under the ordinary course of business;

•	State dealership franchise laws typically limit the rights of the manufacturer to terminate or not renew a franchise;

•	The Company is not aware of any legislation or other factors that would materially change the retail automotive franchise system; and

•	As evidenced by the Company’s acquisition and disposition history, there is an active market for most automotive dealership franchises within the United States. The Company attributes value to the Franchise Agreements acquired with the dealerships they purchase based on the understanding and industry practice that the Franchise Agreements will be renewed indefinitely by the manufacturer.

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

Accordingly, the Company has determined that its Franchise Agreements will continue to contribute to its cash flows indefinitely and, therefore, have indefinite lives.

As an intangible asset, franchise rights are tested for impairment at least annually, or more frequently if events or circumstances indicate the carrying value may exceed fair value. Indefinite lived intangibles are initially evaluated based on qualitative factors such as macroeconomic conditions, industry conditions, overall financial performance and other relevant factors to determine if it is more likely than not that an indefinite lived asset is impaired. If it is deemed that it is more likely than not that the fair value of the intangible asset is less than its carrying value, an impairment test is required. The impairment test for indefinite lived intangible assets requires the comparison of estimated fair value to carrying value, and an impairment charge is recorded to the extent the fair value is less than the carrying value. The Company has determined the appropriate unit of accounting for testing franchise value for impairment is on an individual store basis.

The Company performs impairment tests first by analyzing qualitative factors and then, if necessary, using a market or income based approach to estimate the fair value of franchises. The annual franchise value impairment testing of franchise value resulted in no impairment for the period from January 1, 2023 through September 30, 2023.

Goodwill

Goodwill represents the excess purchase price over the fair value of net assets acquired which is not allocable to separately identifiable intangible assets. Other identifiable intangible assets, such as franchise rights, are separately recognized if the intangible asset is obtained through contractual or other legal right or if the intangible asset can be sold transferred, licensed or exchanged.

Goodwill is not amortized but is tested for impairment at least annually, or more frequently if events or circumstances indicate its carrying value may exceed fair value. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units are individual stores as this is the level at which discrete financial information is available. Goodwill is initially evaluated based on qualitative factors such as macroeconomic conditions, industry conditions, overall financial performance and other relevant factors to determine if it is more likely than not that the fair value of a reporting unit exceeds its carrying amount. If it is deemed that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then a quantitative analysis to measure the impairment is required.

The quantitative analysis involves estimating the fair value of a reporting unit using widely accepted valuation methodologies including the income and market approaches, which requires the use of estimates and assumptions. If the fair value of the reporting unit is less than its carrying amount, an impairment loss is recognized in an amount equal to the excess of the carrying amount over the fair value of the reporting unit, not to exceed the carrying amount of the goodwill. The annual goodwill impairment analysis resulted in no impairment for the period from January 1, 2023 through September 30, 2023.

Accrued Liabilities

As further described in Note 6, accrued liabilities primarily consists of accrued payroll, vacation, the floorplan liability for loaner vehicles in other current assets and the current portion of the chargeback reserve as of September 30, 2023. The chargeback reserve is for estimated contractual obligations related to potential chargebacks that are terminated early by the customer, of which a portion is classified as current and the remaining as long term.

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

Other Long-Term Liabilities

Other long-term liabilities consisted of the asset retirement obligation and the long-term portion of the chargeback reserve, approximately $8,708,000, as of September 30, 2023. Of the long-term chargeback reserve, the Company estimates approximately 50% to be utilized in 2025, 30% in 2026 and the remaining thereafter.

Sales Tax

The Company collects sales tax from customers and remits the entire amount to the taxing authority in the state of the respective customer. The Company’s accounting policy is to exclude the taxes collected and remitted from revenues and cost of sales.

Shipping and Handling Costs

Shipping and handling costs charged to the customers have been included in revenue. Shipping and handling costs incurred by the Company have been included in cost of sales.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense, net of manufacturer rebates and inter-entity eliminations, was approximately $21,233,000 for the period from January 1, 2023 through September 30, 2023.

Concentrations

Concentration of credit risk with respect to trade receivables is limited due to the large number of customers comprising the Company’s customer base. The Company’s business is highly dependent on consumer demand and preferences. Events such as manufacturer recalls, negative publicity or legal proceedings related to these events may have a negative impact on the products sold. If such events are significant, the profitability of the dealerships related to those manufacturers could be adversely affected and the Company could experience a material adverse effect on the overall combined and consolidated results of operations, financial position and cash flows.

The Company purchases substantially all of its new vehicles and parts inventory from various manufacturers at prevailing prices charged by each manufacturer to all franchised dealers. The Company’s overall sales could be impacted by the manufacturers’ inability or unwillingness to supply the dealerships with an adequate supply of popular models.

The percentages of new vehicle revenue, by manufacturer, for the period from January 1, 2023 through September 30, 2023 are as follows:

Percentage
Toyota	28%
Ford	22
General Motors	15
Chrysler, Dodge, Jeep, Ram	13
Kia	7
Mercedes	5
Hyundai	5
Lexus	3
Volvo	2

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

Revenue Recognition

The following describes the Company’s major product lines, which represent the disaggregation of revenues to transactions that are similar in nature, timing, amount, uncertainties and economic factors.

New and Used Vehicle Sales

Revenue from the retail sale of a vehicle is recognized at a point in time, as all performance obligations are satisfied when a contract is signed by the customer, financing has been arranged or collectability is probable, and the control of the vehicle is transferred to the customer. The transaction price for a retail vehicle sale is specified in the contract with the customer and includes all cash and noncash consideration. In a retail vehicle sale, customers often trade in their current vehicle. The trade-in is measured at its stand-alone selling price in the contract, utilizing various third- party pricing sources. Any vehicle rebates are applied to the vehicle purchase price at the time of the sale and are therefore incorporated into the price of the contract at the time of the exchange. Incidental items that are immaterial in the context of the contract are accrued at the time of sale. The return of a new or used vehicle is typically not allowed, except where mandated by state and are insignificant.

Finance and Insurance, Net

The Company sells and receives a commission from third-party lending and insurance entities for arranging customer financing or the sale of vehicle service contracts, including the following products: extended service contracts, maintenance programs, GAP, lease protection, tire and wheel protection, and key replacement protection, among others. The products are sold on a commission basis and administered by third parties, including vehicle manufacturers’ captive finance subsidiaries. The Company’s performance obligation is to arrange for the provision of goods or services performed by another party. The performance obligation is satisfied at a point in time, when the arrangement is made and the product is delivered to the end-customer. Therefore, as an agent in the arrangement, the Company recognizes the commission, net of estimated chargebacks, as revenue at the time of the related vehicle sale. Variable consideration includes commission chargebacks in the event a contract is prepaid, defaulted upon, or terminated by the end-user. The Company reserves for future chargebacks based on historical chargeback experience and the termination provisions of the applicable contract, and these reserves are established in the same period that the revenue is recognized.

The Company recognizes the retrospective commission amount in the period in which the performance obligation was satisfied. The Company’s performance obligation is satisfied at the time of arranging the insurance product sale. The Company would record a contract asset and corresponding increase to revenue associated with previously satisfied performance obligations. The Company determined there were no material contract assets associated with these transactions as of September 30, 2023.

Vehicle Parts, Accessories, Repair and Maintenance Services

The Company recognizes revenue from vehicle parts and accessories sales upon transfer of control to the customer. The Company allows for customer returns on sales of parts inventory, and most returns occur within one to two weeks from the time of sale and are not significant.

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

The Company provides vehicle repair and maintenance services to its customers pursuant to the terms and conditions included within the customer contract (repair order). Revenue is recognized as the Company satisfies its performance obligation. Satisfaction of this performance obligation creates an asset with no alternative use for which an enforceable right to payment for performance to date exists. As such, the Company recognizes revenue over time as it satisfies its performance obligation, measured by the costs incurred to date. Parts and labor are not individually distinct and therefore, are treated as one performance obligation. Amounts due to the Company, if material, are reflected as a contract asset until the right to such consideration becomes unconditional, at which time the amounts are then reclassified to receivables. The Company determined there were no material contract assets associated with this performance obligation as of September 30, 2023.

Income Taxes

All of the entities included in these combined and consolidated financial statements are S Corporations (Subchapter S corporation), QSUBs (Qualified Subchapter S Subsidiary) or partnerships under provisions of the Internal Revenue Code and state law. The taxable income or loss of these entities flows through to the income tax returns of the owners. Accordingly, no provision for federal or state income taxes is made for these entities.

The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not of being sustained by the applicable tax authority. The Company has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain income tax positions taken or expected to be taken on the tax return for the period from January 1, 2023 through September 30, 2023. Tax years subject to examination include 2020 forward for all tax returns.

Subsequent Events

In preparing these combined and consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through February 22, 2024, the date on which the combined and consolidated financial statements were available to be issued.

On September 7, 2023, Asbury Automotive Group, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Asbury Automotive Group, Inc., a Delaware corporation (Asbury), entered into a Purchase and Sale Agreement with all of the various entities herein that comprise the Jim Koons Organization.

On December 11, 2023, Asbury completed its previously announced acquisition acquiring substantially all of the assets of the dealership entities, real estate entities (except for Crown Tyco Rd, LLC) and Jim Koons Management Company, Inc. (except Crown Aviation), pursuant to the Purchase and Sale Agreement entered into on September 7, 2023, for a total purchase price of approximately $1,500,000,000.

Recent Accounting Pronouncements

In September 2022, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2022-04, Liabilities-Supplier Finance Programs. This standard serves to improve transparency about supplier finance programs. The ASU requires certain disclosures around key terms of outstanding supply chain finance programs and changes in obligations during a reporting period related to vendors participating in these programs. The new disclosure requirements do not affect the recognition, measurement or financial statement presentation of any amounts due. The guidance is effective for fiscal years beginning after December 15, 2022, except for rollforward information, which is effective in the first quarter of 2024. Early adoption is permitted. The adoption of this new guidance on January 1, 2023 did not have a material impact on the Company’s combined and consolidated financial statements. See Note 9, Floor Plan Notes Payable.

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

3.	Accounts Receivable

Accounts receivable as of September 30, 2023 consisted of:

Customers	$14,491,202
Factory, net of warranty advances	9,081,613
Finance reserves	3,258,924
Other	1,138,063
27,969,802
Less - allowance for credit losses	(27,000)
Total	$27,942,802

4.	Other Current Assets

Other current assets as of September 30, 2023 consisted of:

Loaner vehicles	$17,240,657
Prepaid expenses	8,585,682
Other current assets	155,806
Total	$25,982,145

5.	Inventory

Inventories as of September 30, 2023 consisted of:

New vehicles	$162,116,753
Used vehicles	85,895,514
Parts and accessories	11,523,258
Other	757,184
260,292,709
Less cumulative LIFO reserve	(24,680,723)
Total	$235,611,986

If the specific identification method of inventory accounting had been used by the Company, net income would have increased by approximately $4,362,000 for the period from January 1, 2023 through September 30, 2023.

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

6.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued expenses as of September 30, 2023 consisted of:

Accounts payable	$30,584,154
Accrued compensation	17,483,145
Loaner vehicle notes payable	13,573,775
Accrued chargeback reserve, current	10,428,358
Other accrued expenses	15,113,856
Total	$87,183,288

7.	Property and Equipment

Property and equipment consisted of the following at September 30, 2023:

Buildings and improvements	$172,832,822
Land and land improvements	133,836,990
Company vehicles and other transportation equipment	23,566,870
Parts and service equipment	17,437,014
Office furniture and equipment	15,396,720
Construction in progress	6,517,564
369,587,980
Less accumulated depreciation and amortization	(112,307,847)
Total	$257,280,133

Depreciation and amortization expense was approximately $5,532,000 for the period from January 1, 2023 through September 30, 2023.

8.	Intangible Assets

Intangible assets of September 30, 2023 consisted of:

Franchise rights	$20,931,000
Goodwill	15,828,352
Total	$36,759,352

As of September 30, 2023, there is no accumulated impairment on either franchise rights or goodwill. For the period ended September 30, 2023, there were no additions to either the franchise rights or goodwill.

9.	Floor Plan Notes Payable

Floor plan notes payable at September 30, 2023, in the amounts of approximately $89,000,000 (net of cash management account balances of $91,900,000 as described below), are collateralized by new and used vehicle inventories. These notes bear interest at rates that range from 30-day Term Secured Overnight Financing Rate plus 0.05% (5.36% at September 30, 2023) to prime plus 1% (9.5% at September 30, 2023).

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

The Company maintains cash management accounts (CMAs) with various manufacturers’ captive finance subsidiaries. The CMAs earn interest at the same rate charged on the floor plan notes payable. The funds maintained in the CMAs can be used by the captive finance companies to offset obligations secured by vehicle inventory without demand or notice to the Company. The CMA balances are netted with the Company’s outstanding floor plan notes payable liability on the accompanying combined and consolidated balance sheet. The Company had $91,900,000 in its CMAs at September 30, 2023. The interest earned on CMA deposits is netted against the floor plan interest expense in the accompanying combined and consolidated statement of income.

As further discussed in Note 11, the funds held in CMAs are loaned to the dealerships by Mr. Koons. Amounts held in manufacturer-related cash management accounts at various dealerships and related balances due to Mr. Koons as of September 30, 2023 was approximately $91,900,000.

10.	Defined Contribution Plan

The Company offers a defined contribution retirement plan, which covers substantially all employees. Employees may elect to defer a portion of their salary up to contribution limits established by the Employee Retirement Income Security Act of 1974, as amended. The Company matches 50% of employee contributions up to a match of 4% of each employee’s salaries and wages. Contributions are funded currently and for the period from January 1, 2023 through September 30, 2023 totaled $2,863,647, and are included in operating expenses in the accompanying combined and consolidated statement of income.

11.	Related-Party Transactions

Revolving Lines of Credit, Related Party

On June 18, 2012, Crown Real Properties, LC entered into an Amended, Restated and Consolidated Due on Demand Revolving Line of Credit (Crown Line of Credit) agreement with Mr. Koons. The Crown Line of Credit had a total borrowing facility of $50,000,000, stated interest of 1.8% per annum, and required monthly principal payments of $50,000 plus accrued interest though maturity of August 4, 2024. On September 1, 2017, the Company amended the Crown Line of Credit to increase the borrowing facility to $55,000,000, increase the stated interest rate to 4.0% per annum, and eliminated the monthly principal payments. The total balance due to Mr. Koons as of September 30, 2023 was $50,950,000. Interest expense totaled approximately $2,728,483 for the period from January 1, 2023 through September 30, 2023. The Crown Line of Credit is collateralized by certain property owned by Crown Real Properties, LC.

Mortgage Notes Payable, Related Party

On December 11, 2018, Koons Clarksville Properties, LLC entered into a mortgage note payable agreement with Mr. Koons. The promissory note has an original principal balance of $9,975,000 that is payable in monthly interest-only installments of 6% per annum with principal and accrued interest due in full on December 11, 2028.

On February 3, 2020, Koons Legacy Properties, LLC entered into a mortgage note payable agreement with Mr. Koons. The promissory note has an original principal balance of $8,061,439 that is payable in monthly interest-only installments of 2.15% per annum with principal and accrued interest due in full on February 2, 2030. The balance as of September 30, 2023 was $2,046,439.

On January 19, 2021, Route 1 Properties, LLC entered into a mortgage note payable agreement with Mr. Koons. The promissory note has an original principal balance of $6,300,000 that is payable in monthly interest-only installments of 2.15% per annum with principal and accrued interest due in full on December 11, 2028. The balance as of September 30, 2023 was $6,169,110.

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

On July 30, 2021, Koons Tysons Properties, LLC and Crown Tysons Properties, LLC entered into a mortgage note payable agreement with Mr. Koons. The promissory note has an original principal balance of $46,634,069 that is payable in monthly interest-only installments of 2.07% per annum with principal and accrued interest due in full on July 30, 2041.

Construction Notes Payable, Related Party

On January 9, 2019, Koons Nottingham Properties, LLC entered into a construction note payable agreement with Mr. Koons. The promissory note allows for advances of principal up to $12,000,000 on an as needed basis. The advances are payable in monthly interest-only installments of 3% per annum with all advances of principal and accrued interest due in full on January 8, 2029. As of September 30, 2023, advances on the note totaled $8,800,000.

On October 9, 2021, Koons Opitz Properties, LLC entered into a construction note payable agreement with Mr. Koons. The promissory note allows for advances of principal up to $14,000,000 on an as needed basis. The advances are payable in monthly interest-only installments of 2% per annum with all advances of principal and accrued interest due in full on October 9, 2031. As of September 30, 2023, advances on the note totaled $8,000,000.

Notes Payable, Owner

As described in Note 9, Mr. Koons loans amounts to several dealerships, which are held in manufacturer-related cash management accounts and are payable to Mr. Koons on demand. Interest expense accrues at rates equivalent to those of the Floor Plan Notes (see Note 9) and is equal to that of interest income earned by the respective dealerships, payable to Mr. Koons monthly. As of September 30, 2023, the total notes payable at the dealerships owed to Mr. Koons on demand under this arrangement totaled approximately $91,900,000.

12. Operating Leases

The Company leases certain facilities under noncancellable operating leases.

Right-of-use assets represent the Company’s right to use an underlying asset for the lease term, while lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the commencement date of a lease based on the net present value of lease payments over the lease term.

Certain of the Company’s leases include options to renew or terminate the lease. The exercise of lease renewal or early termination options is at the Company’s sole discretion. The Company regularly evaluates the renewal and early termination options and when it is reasonably certain of exercise, the Company includes such options in the lease term. Additionally, upon adoption of the new standard, the Company made judgments regarding lease terms for certain of its real property leases that contained auto-renewal clauses and purchase options. The Company estimated a lease end date based on the required length of usage of the property and calculated a right-of-use asset and lease liability with the resulting estimated lease term.

In determining the discount rate used to measure the right-of-use assets and lease liabilities, the Company uses the rate implicit in the lease, or if not readily available, the Company uses the Company's incremental borrowing rate. The Company's incremental borrowing rate is based on an estimated secured rate comprised of a risk-free rate plus a credit spread as secured by the Company's assets. Certain required adjustments, some of which required significant judgment, were then made to this base debt rate to arrive at an estimated incremental borrowing rate.

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

Right-of-use assets are assessed for impairment in accordance with the Company’s long-lived asset policy. The Company reassesses lease classification and remeasures right-of-use assets and lease liabilities when a lease is modified and that modification is not accounted for as a separate new lease or upon certain other events that require reassessment in accordance with Accounting Standards Codification (ASC) Topic 842, Leases.

The Company made significant assumptions and judgments in applying the requirements of Topic 842. In particular, the Company:

•	Evaluated whether a contract contains a lease, by considering factors such as whether the Company obtained substantially all rights to control an identifiable underlying asset and whether the lessor has substantive substitution rights;

•	Determined whether contracts contain embedded leases.

•	Determined the discount rate used to measure the lease liability

Leasing transactions between entities included in these combined and consolidated financial statements have been eliminated upon combination. The Company has no material leasing transactions with related-party real estate entities not included in these combined and consolidated financial statements.

The following table summarizes the operating lease right-of-use assets and operating lease liabilities as of September 30, 2023:

Operating lease right-of-use assets	$10,552,198
Operating lease liabilities:
Current	2,072,209
Long-term	9,061,193
Total operating lease liabilities	$11,133,402

Rental expense under operating leases amounted to approximately $2,415,000 for the period from January 1, 2023 through September 30, 2023.

The right-of-use assets and lease liabilities were calculated using a weighted average discount rate of 6.27%. As of September 30, 2023, the weighted average remaining lease term was 4.89 years.

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

The table below summarizes the Company’s scheduled future minimum lease payments for the years ending after September 30, 2023:

Years ending September 30:
2024	$2,702,628
2025	3,812,894
2026	2,159,860
2027	1,323,959
2028	921,707
Thereafter	2,127,837
Total lease payments	13,048,885
Less present value discount	(1,915,483)
Total lease liabilities	11,133,402
Less current portion	(2,072,209)
Long-term lease liabilities	$9,061,193

The following table includes supplemental cash flow and noncash information related to the leases for the period from January 1, 2023 through September 30, 2023:

Cash paid for amounts included in the measurement of lease
liabilities:
Operating cash flows from operating leases	$1,834,234

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

13.	Common Stock

Common stock information as of September 30, 2023 is as follows:

	Par Value	Shares Authorized	Shares Outstanding
Koons Ford, Inc.	$100.00	2,000	920
Koons of Tysons Corner, Inc.	1.00	10,000	1,000
Koons Ford of Baltimore, Inc.	0.01	50,000	3,350
Koons of Westminster, Inc.	0.01	10,000	500
Herndon Motor Co., Inc.	-	300	100
Koons of Annapolis, Inc.	100.00	2,000	1,361
Koons of Owings Mills, Inc.	0.01	50,000	6,946
Koons Chevrolet, Inc.	0.01	1,000	400
Koons of Easton, Inc.	-	5,000	1,000
Koons of Wilmington, Inc.	0.01	5,000	100
Koons of Catonsville, Inc.	-	5,000	100
Koons of Woodbridge, Inc.	10.00	5,000	100
Kline Tysons Imports, Inc.	-	1,069	1,069
Kline Imports Arlington, Inc.	-	1,069	1,069
Koons of Clarksville, Inc.	0.10	1,000	1,000
Koons of Reisterstown Road, Inc.	-	5,000	1,000
Koons Woodbridge Ford, Inc.	-	100	100
Koons Buick GMC Woodbridge, Inc.	-	5,000	1,000
Kline Collision and Repair Center, Inc.	-	2,139	2,139
Jim Koons Management Company, Inc.	0.01	10,000	1,010
Total			24,264

14.	Commitments and Contingencies

Litigation

From time to time, the Company is party to various legal actions arising in the ordinary course of business. Such claims, including class actions, can relate to, but are not limited to, the practice of charging administrative fees, employment-related matters, truth in-lending practices, contractual disputes, actions brough by government authorities, and other matters. The Company evaluates pending and threatened claims and establishes loss contingency reserves based upon outcomes they currently believe to be probable and reasonably estimable. The Company currently does not anticipate that any known claim will have a materially adverse effect on the business, results of operations, financial condition or liquidity of the Company. However, the outcome of any matter cannot be predicted with certainty, and an unfavorable resolution of one or more matters presently known or arising in the future could have a material adverse effect on the results of operations, financial condition or liquidity.

Regulations

The Company is subject to federal and state environmental regulations, including rules relating to air and water pollution and the storage and disposal of gasoline, oil and other chemicals and waste. Local, state and federal regulations also affect automobile dealerships’ advertising, sales, service and financing activities. The Company believes that it is in compliance with applicable laws relating to its business.

Jim Koons Organization

Notes to Combined and Consolidated Financial Statements

September 30, 2023

Factory Incentive Programs

The Company participates in numerous factory incentive and warranty programs. The Company is reimbursed for these incentives and warranty claims based on individual program guidelines and rules. Such reimbursements are subject to audit and retroactive adjustments. Management does not anticipate material charge backs as a result of any audits; therefore, no provisions have been made in the accompanying combined and consolidated financial statements.